Exhibit 10.2

iSHARES GSCI COMMODITY- INDEXED TRUST SUBLICENSE AGREEMENT

This Sublicense Agreement (the “Agreement”) is made as of                     , 2006, by and between Barclays Global Investors, N.A., a national banking association organized under the laws of the United States (“BGI”) and the iShares GSCI-Commodity-Indexed Trust, a Delaware statutory trust (the “Trust”).

RECITALS

WHEREAS, pursuant to that certain License Agreement dated April 27, 2006 between Goldman, Sachs & Co., a New York limited partnership, (“GOLDMAN”) and BGI attached hereto as Exhibit A (the “Index License Agreement”), BGI obtained a license to use in connection with the Trust certain GOLDMAN Indexes and certain related GOLDMAN trade names and trademarks as specified in the Index License Agreement (the “Licensed Index Rights”); and

WHEREAS, pursuant to that certain Patent & Technology License Agreement dated April 11, 2006 between GOLDMAN and BGI Exhibit B (the “Patent License Agreement” and together with the Index License Agreement, the “License Agreements”), BGI obtained a license to use in connection with the Trust certain patent intellectual property rights as specified in the Patent License Agreement (the “Licensed Patent Rights” and together with the Licensed Index Rights, the “Licensed Property” ); and

WHEREAS, BGI has the right pursuant to the License Agreements to sublicense its rights thereunder to the Trust; and

WHEREAS, the Trust wishes to use the Licensed Property in connection with its management and operations, as described in the Registration Statement on Form S-1 of the Trust, Registration No. 333-126810, as amended from time to time (the “Registration Statement”); and

WHEREAS, BGI wishes to grant a sublicense to the Trust for the use of the Licensed Property;

NOW THEREFORE, the parties agree as follows:

1. Grant of Sublicense. Subject to the terms and conditions of this Agreement, BGI hereby grants to the Trust a sublicense to use the Licensed Property in the manner set forth in, and subject to the terms of, the License Agreements.

2. Performance of Obligations Under the Licenses. The Trust will be responsible for performing all of BGI’s executory obligations under the License Agreement (other than the payment of license fees), as such obligations relate to use of the Licensed Property.

3. Fees. The Trust shall have no obligation to pay any sublicense fees to BGI or GOLDMAN under this sublicense agreement.

4. Termination. This Agreement shall terminate upon the earlier to occur of (a) termination of each of the License Agreements, or (b) termination of the Trust. BGI shall notify the Trust as soon as reasonably practicable of the occurrence of an event described in (a) above.

Upon termination of this Agreement, the Trust’s right to use the Licensed Property pursuant to the License Agreements shall terminate immediately.

5. Indemnification.

(a) The Trust shall indemnify and hold harmless BGI, its officers, employees, agents, successors, and assigns against all judgments, damages, costs or losses of any kind (including reasonable attorneys’ and experts’ fees) resulting from any claim, action or proceeding (collectively “claims”) that arises out of or relates to any breach by BGI of its covenants, representations, and warranties under the License Agreements caused by the actions or inactions of the Trust. The provisions of this section shall survive termination of this Agreement.

(b) BGI shall indemnify and hold harmless the Trust against all judgments, damages, costs or losses of any kind (including reasonable attorneys’ and experts’ fees) resulting from any claims that arise out of or relate to any assertion by GOLDMAN that the business or operations of the Trust, as described in the Registration Statement, violate GOLDMAN rights.

6. Assignment. The Trust will not make, or purport to make, any assignment or other transfer of this Agreement on behalf of the Trust except with the prior written consent of BGI. BGI may assign its rights and obligations under this Agreement effective upon the giving of written notice to the Trust.

7. Amendment. No provision of this Agreement may be waived, altered, or amended except by written agreement of the parties.

8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

9. Construction. Headings used in this Agreement are for convenience only, and shall not affect the construction or interpretation of any of its provisions. Each of the provisions of this Agreement is severable, and the invalidity or inapplicability of one or more provisions, in whole or in part, shall not affect any other provision. To the extent not preempted by federal law, this Agreement shall be construed and interpreted under the laws of the State of New York.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute only one instrument.

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IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the date first above written, with intent to be bound hereby.

BARCLAYS GLOBAL INVESTORS, N.A.		iSHARES GSCI COMMODITY- INDEXED TRUST

By: BARCLAYS GLOBAL INVESTORS, N.A., solely in its capacity as Trustee

By:		By:
	Authorized Signature		Authorized Signature

Name:	Michael Latham	Name:	Michael Latham
Title:	Managing Director	Title:	Managing Director

By:		By:
	Authorized Signature		Authorized Signature

Name:	Greg Friedman	Name:	Greg Friedman
Title:	Principal	Title:	Principal

Exhibit A

Index License Agreement

Exhibit B

Patent License Agreement